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                                                               Exhibit 99(a)(12)

                          J.P. MORGAN MUTUAL FUND GROUP


                     AMENDMENT NO. 8 TO DECLARATION OF TRUST

                 Seventh Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             DATED FEBRUARY 11, 2005

          Pursuant to Section 6.9 and 9.3 of the Declaration of Trust, dated May 11, 1987 (the "Declaration of Trust"), of the J.P. Morgan Mutual Fund Group (the "Trust"), as amended, the Trustees of the Trust hereby amend and restate the Establishment and Designation of Series appended to the Declaration of Trust

          1. The Designation of Series is being amended to abolish the establishment of the following funds effective February 19, 2005:

          JPMorgan Capital Growth Fund
          JPMorgan Dynamic Small Cap Fund
          JPMorgan Fleming Asia Equity Fund
          JPMorgan Fleming International Growth Fund
          JPMorgan Fleming International Small Cap Equity Fund
          JPMorgan Fleming Japan Fund
          JPMorgan Fleming Tax Aware International Opportunities Fund JPMorgan Growth and Income Fund
          JPMorgan Select Growth and Income Fund
          JPMorgan Small Cap Equity Fund
          JPMorgan Strategic Income Fund
          JPMorgan U.S. Treasury Income Fund

     2. The Designation of Series is being amended and restated in its entirety as follows effective February 19, 2005:

               JPMorgan Short Term Bond Fund II

     3. Each series and, as applicable, each class into which the shares of each series are divided shall have the following special and relative rights:

     A. Each series shall be authorized to hold cash, invest in securities, instruments, and other properties and use investment techniques as from time to time described in the Trust's then current effective registration statement under the Securities Act of 1933. Each share of a series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of the series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its PRO RATA share of the net assets of the series upon liquidation of the series, together with any income and gain thereon, less any diminution or expense thereof, shall irrevocably belong to that series, unless otherwise require by law.

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     B.        Each series shall be divided into classes of shares as provided in Section 6.9 of the Declaration of Trust.

     C. Shares of each class shall be entitled to all the rights and preferences accorded to shares under the Declaration of Trust.

     D. The number of shares of each series designated hereby shall be unlimited.

     E. Shareholders of each series shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all series may vote together on Trust-wide matters.

     F. The Trust's assets and liabilities shall be allocated among the Funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.

     G. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any series or class previously, now or hereafter created, or to otherwise change the special and relative rights of any series or class or any such other series of shares or class thereof.

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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


/s/ William J. Armstrong                     /s/ Robert J. Higgins
---------------------------                  ---------------------
William J. Armstrong                         Robert J. Higgins


/s/ Roland R. Eppley, Jr.                    /s/ William G. Morton, Jr.
---------------------------                  --------------------------
Roland R. Eppley, Jr.                        William G. Morton, Jr.


/s/ Matthew Goldstein                        /s/ Fergus Reid, III
---------------------------                  ---------------------
Dr. Matthew Goldstein                        Fergus Reid, III


/s/ Ann Maynard Gray                         /s/ James J. Schonbachler
---------------------------                  -------------------------
Ann Maynard Gray                             James J. Schonbachler


/s/ Matthew Healey                           /s/ Leonard M. Spalding, Jr.
---------------------------                  ---------------------------
Matthew Healey                               Leonard M. Spalding, Jr.